                                  EXHIBIT 20.1

                       MAP OF THE REGISTRANT'S PARCELS IN
                        DOWNTOWN PROVIDENCE, RHODE ISLAND

      The map in Form 10-KSB is a plan of a portion of downtown Providence, Rhode Island, which indicates those parcels owned by the registrant in that area known as "Capital Center" and immediately adjacent thereto. A legend contains the Parcel Number, the Parcel Size and the Development on the Parcels as follows:

PARCEL NO.     SQUARE FEET
----------     -----------
CAPITAL        PARCEL SIZE               DEVELOPMENT OF PARCELS
CENTER

   2           92,000
   3S          48,000.................  13 Story Office Building -
                                          235,000 gross square feet
   3W          35,000
   3E          24,000
   4W          46,000
   4E          22,000
   5           54,000.................  8 Story Luxury Apartment Building -
                                          454,000 gross square feet
   6          276,000
   7A          76,000.................  330 Car Public Parking Garage
   8           36,000.................  4 Story Office Building - 114,000 gross square feet
   9           72,000

OUTSIDE
CAPITAL
CENTER

   21           3,000
   22          15,000


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